News Release
FOR IMMEDIATE RELEASE
Media Contact:
Brenda Stewart
Director, Marketing Communications
312.540.6622 | brenda.stewart@merge.com

MERGE CREATES TWO OPERATING GROUPS TO ALIGN TO MARKET TRENDS
AND REPORTS FIRST QUARTER RESULTS OF OPERATIONS
Drives 16% year-over-year revenue growth and moves to subscription model

Chicago, IL (May 7, 2012) Merge Healthcare Incorporated (NASDAQ: MRGE) today announced the creation of two operating groups – Merge Healthcare and Merge DNA (Data & Analytics) – to position the company for growth and ensure greater transparency, predictability and profitability. This change in operations is being driven by our clients’ purchasing requirements for subscription-based pricing to align more closely with their long-term operating plans. These two operating groups are designed to allow for better focus on our two primary end users: providers and consumers.

Merge Healthcare, which today represents approximately 85% of our total revenue, will continue to be led by Jeff Surges. Merge Healthcare markets, sells and implements interoperability, imaging and clinical solutions to healthcare providers and is moving towards a subscription model for its solutions. Merge DNA will be led by Justin Dearborn and will focus on the emergence of consumerism in healthcare. Merge DNA, also employing a subscription model, will include consumer health stations, clinical trials software and other consumer-focused solutions.  In addition, Steve Oreskovich will resume his former role as Chief Financial Officer of the company.

“Increasing demand for subscription offerings was a significant trend that we witnessed, and responded to, in the first quarter of 2012,” said Jeff Surges, CEO of Merge Healthcare. “This followed the introduction of our Honeycomb solution at the RSNA trade show in November, 2011. Additionally, in Q1, we had three clients purchase multiple solutions with a total minimum contract value in excess of $2 million on a subscription model, instead of a traditional perpetual software license arrangement. With a subscription pricing model, we will recognize significantly lower upfront revenue, but anticipate more revenue over the contract term.  While we expect our revenue to grow year-over-year in 2012, the trend towards subscription pricing has changed our initial 2012 revenue and adjusted EBITDA expectations.”

Financial Highlights:
-	Revenue was $61.0 million ($61.6 million on a pro forma basis) in the quarter, compared to $52.7 million ($54.0 million on a pro forma basis) in the first quarter of 2011 - an increase of 16%.

-	Adjusted EBITDA was $12.5 million, representing 20% of pro forma revenue in the quarter, compared to $13.2 million and 24% in the first quarter of 2011.

-
We recorded $0.4 million of revenue in the quarter related to the sale of health stations to higi llc (a related party), instead of the approximately $2.0 million of revenue that we expected to record when we filed our Form 8-K related to that transaction on April 3, 2012. We expect an additional $2.4 million of revenue from that transaction to be recognized in the second quarter of 2012.

-
As a result of the short-term financial impact inherent in a subscription pricing model, as opposed to a traditional perpetual license model, we are withdrawing our financial guidance with respect to 2012 revenue and adjusted EBITDA that was provided in November 2011.  We will provide additional metrics later this year that will provide better visibility into our business. We will provide financial guidance for 2013.

Business Highlights:
-
The businesses that will comprise Merge Healthcare introduced a subscription pricing model; signed nine iConnect® contracts, including leading healthcare systems such as Mercy, Lutheran HealthCare, Northwestern Memorial Hospital and Dignity Health (formerly Catholic Healthcare West); extended our enterprise-wide imaging partnership with Advocate Health Care, one of the nation’s top ten healthcare systems; and executed 12 contracts for Merge Healthcare’s Meaningful Use (MU) platform within Radiology and Orthopaedics, bringing total MU client base to 89, representing more than 850 physicians.

-
The businesses that will comprise Merge DNA announced a multi-year enterprise imaging clinical trials partnership with Bayer HealthCare, the seventh largest specialty pharmaceutical company worldwide; and launched the latest version of our health station.

Quarter Results:
Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):
	Q1 2012	Q1 2011
Net sales	$61.0	$52.7
Operating income	5.7	5.8
Net loss attributable to common shareholders	(1.8)	(3.2)
Net loss per diluted share	$(0.02)	$(0.04)

Cash balance at period end	$39.9	$47.7
Cash from business operations**	2.5	8.9

**See table at the back of this earnings release.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):
	Q1 2012	Q1 2011
Pro forma results
Net sales	$61.6	$54.0
Adjusted net income	2.9	2.3
Adjusted EBITDA	12.5	13.2

Adjusted net income per diluted share	$0.03	$0.03
Adjusted EBITDA per diluted share	$0.13	$0.15

Non-GAAP and other measures
Recurring revenue as % of net sales	~57.5%	~65.0%
Non-recurring backlog at period end	$47.4	$42.3
Days sales outstanding	103	91

Reconciliation of GAAP net income to adjusted net income and adjusted EBITDA is included after the financial information, below.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement its GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented is as follows:

-	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.

-
Recurring revenue is generated from agreements that generally contain a stated annual amount and which we have a high likelihood of renewing each year.  More specifically, this includes revenue generated from our DICOM toolkit and eFilm Workstation® product lines, long-term contracts associated with our Sales as a Service (SaaS) related offerings, and EDI and maintenance contracts across the entire business.

-
Non-recurring revenue backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented.  Non-recurring revenue is comprised of all other sources of revenue not included as recurring revenue, primarily from perpetual software licenses, hardware and professional services (including installation, training and consultative engineering services).

-
Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) restructuring and other costs, (c) stock-based compensation expense, (d) acquisition-related amortization, and (e) acquisition-related cost of sales adjustments and adds back (f) the acquisition-related sales adjustments.

-
Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense, (c) non-cash preferred stock dividends and (d) income tax expense (benefit).

-
Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with our acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, the following adjustments are described in more detail below:

-
Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

-
Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

-
Acquisition related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call
Merge will host a conference call on Tuesday, May 8, 2012, at 8:30 am EDT to discuss its financial results for the first quarter 2012.  Jeff Surges, Justin Dearborn, and Steve Oreskovich will lead the call. Investors can listen to the conference call live via telephone by dialing 888.267.0102 (US and Canada) or 706.643.0988 (International) and referencing Conference ID Number 70944824.  Alternatively, the call can be accessed over the Internet at Merge Healthcare Web Cast. A replay via the Internet or phone will be available after the call at http://www.merge.com//Company/Investors/Conference-Call-Info.aspx.

About Merge Healthcare Incorporated
Merge is a leading provider of enterprise imaging and interoperability solutions.  Our solutions facilitate the sharing of images to create a more effective and efficient electronic healthcare experience for patients and physicians.  Merge provides enterprise imaging solutions for radiology, cardiology, orthopaedics and eye care; electronic health record and practice management solutions for image-intensive specialties; a suite of products for clinical trials; software for financial and pre-surgical management; applications that fuel the largest modality vendors in the world, and a network of patient-centric, wellness stations.  Our products have been used by healthcare providers, vendors and researchers worldwide to improve patient care for more than 20 years.

Cautionary Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements," including statements which are related to future, not past, events. Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions. Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include, among other issues: the successful integration of companies we acquire; achieving certain post-acquisition synergies; the market acceptance of implemented product solutions; market acceptance and performance of Merge’s products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Global Select Market; the costs, risks and effects of various pending legal proceedings; and other risk factors detailed in its filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Merge does not undertake any obligation to update or revise forward-looking statements as a result of new information, future events or otherwise.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Current assets:
Cash (including restricted cash)	$39,865	$39,272
Accounts receivable, net	69,955	71,014
Inventory	7,333	4,718
Prepaid expenses	7,603	5,678
Deferred income taxes	3,700	3,393
Other current assets	28,580	20,199
Total current assets	157,036	144,274

Property and equipment, net	5,531	4,391
Purchased and developed software, net	23,491	23,924
Other intangible assets, net	43,932	45,152
Goodwill	214,414	209,829
Deferred tax assets	8,997	9,209
Other	12,635	13,608
Total assets	$466,036	$450,387

Current liabilities:
Accounts payable	$23,364	$22,114
Interest payable	12,338	4,935
Accrued wages	5,159	6,972
Restructuring accrual	1,226	1,407
Other accrued liabilities	12,305	11,580
Deferred revenue	53,991	51,246
Total current liabilities	108,383	98,254

Notes payable	249,532	249,438
Deferred income taxes	1,891	1,891
Deferred revenue	1,831	1,679
Income taxes payable	759	727
Other	5,337	5,927
Total liabilities	367,733	357,916
Total Merge shareholders' equity	97,856	92,003
Noncontrolling interest	447	468
Total shareholders' equity	98,303	92,471
Total liabilities and shareholders' equity	$466,036	$450,387

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net sales
Software and other	$22,757	$18,671
Professional services	9,440	8,400
Maintenance and EDI	28,781	25,601
Total net sales	60,978	52,672
Cost of sales
Software and other	8,529	6,577
Professional services	5,892	5,063
Maintenance and EDI	8,683	7,964
Depreciation and amortization	1,879	2,499
Total cost of sales	24,983	22,103
Gross margin	35,995	30,569
Operating costs and expenses:
Sales and marketing	10,924	8,693
Product research and development	7,592	6,752
General and administrative	8,637	6,590
Acquisition-related expenses	362	104
Restructuring and other expenses	-	(36)
Depreciation and amortization	2,807	2,650
Total operating costs and expenses	30,322	24,753
Operating income	5,673	5,816
Other expense, net	(7,931)	(6,560)
Loss before income taxes	(2,258)	(744)
Income tax expense (benefit)	(395)	845
Net loss	(1,863)	(1,589)
Less: noncontrolling interest's share	(21)	-
Net loss attributable to Merge	(1,842)	(1,589)
Less: preferred stock dividends	-	1,566
Net loss attributable to common shareholders of Merge	$(1,842)	$(3,155)

Net loss per share - basic	$(0.02)	$(0.04)
Weighted average number of common
shares outstanding - basic	91,334,309	84,208,907

Net loss per share - diluted	$(0.02)	$(0.04)
Weighted average number of common
shares outstanding - diluted	91,334,309	84,208,907

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Three Months Ended
		March 31,
		2012	2011
Cash flows from operating activities:
Net loss		$(1,863)	$(1,589)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization		4,686	5,149
Share-based compensation		1,199	1,062
Change in contingent consideration for acquisitions		(297)	-
Amortization of notes payable issuance costs & discount		649	569
Provision for doubtful accounts receivable and sales returns,
net of recoveries		524	428
Deferred income taxes		(95)	612
Net change in assets and liabilities (net of effects of acquisitions)		(2,632)	670
Net cash provided by operating activities		2,171	6,901
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		(500)	-
Purchases of property, equipment and leasehold improvements		(1,743)	(284)
Change in restricted cash		-	800
Net cash provided by (used in) investing activities		(2,243)	516
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock
purchase plan		745	90
Principal payments on notes payable		(27)	-
Principal payments on capital leases		(41)	-
Net cash provided by financing activities		677	90
Effect of exchange rate changes on cash		(12)	-
Net increase in cash		593	7,507
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	38,565	39,382
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$39,158	$46,889

(1) Restricted cash of $707 and $1,647 as of December 31, 2011 and 2010, respectively.
(2) Restricted cash of $707 and $847 as of March 31, 2012 and 2011, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2012	2011
Net loss attributable to common shareholders	$(1,842)	$(3,155)
Acquisition related costs	362	104
Restructuring and other	-	(36)
Stock-based compensation expense	1,199	1,062
Amortization of significant acquisition intangibles	2,726	3,088
Acquisition-related sales adjustments	574	1,337
Acquisition-related cost of sales adjustments	(129)	(72)
Adjusted net income	$2,890	$2,328
Depreciation and amortization	1,960	2,061
Net interest expense	8,040	6,354
Non-cash preferred stock dividend	-	1,566
Income tax expense (benefit)	(395)	845
Adjusted EBITDA	$12,495	$13,154

Adjusted net income per share - diluted	$0.03	$0.03
Adjusted EBITDA per share - diluted	$0.13	$0.15

Fully diluted shares (if net income)	94,690,056	86,391,245

	Pro Forma Three Months Ended March 31,
	2012	2011
Net loss attributable to common shareholders	$(1,397)	$(1,890)
Acquisition related costs	362	104
Restructuring and other	-	(36)
Stock-based compensation expense	1,199	1,062
Amortization of significant acquisition intangibles	2,726	3,088
Adjusted net income (loss)	$2,890	$2,328
Depreciation and amortization	1,960	2,061
Net interest expense	8,040	6,354
Non-cash preferred stock dividend	-	1,566
Income tax expense (benefit)	(395)	845
Adjusted EBITDA	$12,495	$13,154

Adjusted net income (loss) per share - diluted	$0.03	$0.03
Adjusted EBITDA per share - diluted	$0.13	$0.15

Fully diluted shares (if net income)	94,690,056	86,391,245

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM BUSINESS OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2012	2011
	(amounts in millions)
Cash received from (paid for):
Acquisitions	$(0.5)	$-
Restructuring initiatives	(0.2)	(0.6)
Acquisition related costs	(0.2)	(0.4)
Proceeds from stock option exercises	0.7	-
Property and equipment purchases	(1.7)	(0.3)
Settlements with former officers	-	(0.9)
Business operations	2.5	8.9
Increase (decrease) in cash	$0.6	$6.7

###